Exhibit 99.1

FOR IMMEDIATE RELEASE

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

- Provides 2020 Annual Guidance -

JERICHO, NY, February 26, 2020 — Getty Realty Corp. (NYSE: GTY) (“Getty” or the “Company”) announced today its financial results for the quarter and year ended December 31, 2019.

Highlights For The Fourth Quarter

•	Net earnings of $0.33 per share
•	Funds From Operations (FFO) of $0.51 per share
•	Adjusted Funds From Operations (AFFO) of $0.43 per share
•	Acquired 13 properties for an aggregate of $43.8 million
•	Completed two redevelopment projects

Highlights For The Full Year 2019

•	Net earnings of $1.19 per share
•	Funds From Operations (FFO) of $1.86 per share
•	Adjusted Funds From Operations (AFFO) of $1.72 per share
•	Acquired 27 properties for an aggregate of $87.2 million
•	Issued $125.0 million of 10-year senior unsecured notes
•	Completed four redevelopment projects

“Getty demonstrated reliable growth from our core portfolio, while also executing on our external growth initiatives in 2019,” commented Christopher J. Constant, Getty’s President & Chief Executive Officer. “For the year, we delivered a 5% increase in rental income and maintained our efficient overhead structure. In terms of growth, we acquired 27 high-quality properties and completed four redevelopment projects, which were collectively funded by our September debt private placement and equity raised through our ATM program. External growth is a key priority for Getty, and to support this strategy we have enhanced our team to focus not only on investing in the convenience & gas sector, but also on expanding our target investment universe to highly complementary categories such as car washes and automotive parts & services. With a well-positioned and flexible balance sheet, an attractive pipeline of growth opportunities, and already having closed $53.4 million acquisitions year-to-date, we are confident about the year ahead.”

Net Earnings

The Company reported net earnings for the quarter ended December 31, 2019, of $13.7 million, or $0.33 per share, as compared to net earnings of $13.2 million, or $0.32 per share, for the same period in 2018. The Company reported net earnings for the year ended December 31, 2019, of $49.7 million, or $1.19 per share, as compared to net earnings of $47.7 million, or $1.17 per share, for the same period in 2018.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended December 31, 2019, was $21.2 million, or $0.51 per share, as compared to $20.3 million, or $0.49 per share, for the same period in 2018. FFO for the year ended December 31, 2019, was $77.8 million, or $1.86 per share, as compared to $73.6 million, or $1.80 per share, for the same period in 2018.

AFFO for the quarter ended December 31, 2019, was $18.0 million, or $0.43 per share, as compared to $17.6 million, or $0.43 per share, for the same period in 2018. AFFO for the year ended December 31, 2019, was $71.8 million, or $1.72 per share, as compared to $69.7 million, or $1.71 per share, for the same period in 2018.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. FFO and AFFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Results of Operations

Revenues from rental properties increased by $0.9 million to $35.2 million for the quarter ended December 31, 2019, as compared to $34.3 million for the same period in 2018. Rental income contractually due from tenants included in revenues from rental properties was $30.6 million for the quarter ended December 31, 2019, as compared to $29.1 million for the quarter ended December 31, 2018. Revenues from rental properties increased by $4.7 million to $137.7 million for the year ended December 31, 2019, as compared to $133.0 million for the year ended December 31, 2018. Rental income contractually due from tenants included in revenues from rental properties was $119.3 million for the year ended December 31, 2019, as compared to $114.1 million for the year ended December 31, 2018. The growth in revenues from rental properties for the quarter and year ended December 31, 2019, was primarily due to revenue from properties acquired by the Company in 2018 and 2019, along with contractual rent increases. Tenant reimbursements included in revenues from rental properties, which consist of real estate taxes and other municipal charges paid by the Company which were reimbursable by tenants pursuant to the terms of triple-net lease agreements, were $4.5 million and $4.8 million for the quarter ended December 31, 2019 and 2018, respectively, and $17.5 million and $16.7 million for the year ended December 31, 2019 and 2018, respectively.

Property costs were $6.6 million for the quarter ended December 31, 2019, as compared to $6.7 million for the same period in 2018. Property costs were $25.0 million for the year ended December 31, 2019, as compared to $23.6 million for the same period in 2018. The increase in property costs for the year ended December 31, 2019, was principally due to an increase in reimbursable real estate taxes and professional fees related to property redevelopments.

Environmental expenses was a credit of $2.0 million for the quarter ended December 31, 2019, as compared to an expense of $0.6 million for the same period in 2018. Environmental expenses were $5.4 million for the year ended December 31, 2019, as compared to $4.2 million for the same period in 2018. The decrease in environmental expenses for the quarter ended December 31, 2019, was principally due to a decrease in environmental remediation costs and estimates, offset by an increase in environmental litigation accruals and an increase in environmental legal and professional fees. The increase in environmental expenses for the year ended December 31, 2019, was principally due to an increase in environmental litigation accruals offset by a decrease in environmental remediation costs and estimates, and a decrease in environmental legal and professional fees. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of changes in reported environmental expenses for one period, as compared to prior periods.

General and administrative expense was $3.8 million for the quarter ended December 31, 2019, as compared to $3.7 million for the same period in 2018. General and administrative expense was $15.2 million for the year ended December 31, 2019, as compared to $14.7 million for the same period in 2018. The increase in general and administrative expense for the year ended December 31, 2019, was principally due to a $0.6 million increase in stock-based compensation expense, a $0.2 million increase in employee related expenses and $0.3 million of non-recurring employee related expenses attributable to retirement costs, partially offset by a $0.6 million decrease in legal and other professional fees.

Impairment charges were $1.6 million for the quarter ended December 31, 2019, as compared to $1.4 million for the same period in 2018. Impairment charges were $4.0 million for the year ended December 31, 2019, as compared to $6.2 million for the same period in 2018. Impairment charges for the quarter and year ended December 31, 2019 and 2018, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities, reductions in estimated undiscounted cash flows expected to be received during the assumed holding period for certain of its properties, and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain of its properties.

Portfolio Activities

During the quarter ended December 31, 2019, the Company acquired fee simple interests in 13 convenience store and gasoline station, and other automotive related properties for $43.8 million in the aggregate. During the year ended December 31, 2019, the Company acquired fee simple interests in 27 properties for an aggregate purchase price of $87.2 million.

Redevelopment Activities

During the quarter ended December 31, 2019, rent commenced on one completed redevelopment projects that were placed back into service in our net lease portfolio. During the year ended December 31, 2019, rent commenced on four completed redevelopment projects that were placed back into service in our net lease portfolio. Since the inception of the redevelopment program in 2015, the Company has completed 13 redevelopment projects.

As of December 31, 2019, the Company was actively redeveloping five of its properties either as a new convenience and gasoline use or for alternative single-tenant net lease retail uses. In addition to the five properties currently classified as redevelopment, the Company is in various stages of feasibility and planning for the recapture of select properties from its net lease portfolio that are suitable for redevelopment to either a new convenience and gasoline use or for alternative single-tenant net lease retail uses. As of December 31, 2019, the Company had signed leases on seven properties that are currently part of its net lease portfolio, which will be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Subsequent Events

Subsequent to December 31, 2019, the Company acquired fee simple interests in 11 properties for a purchase price of $53.4 million in the aggregate.

Balance Sheet

As of December 31, 2019, the Company had $470.0 million of outstanding indebtedness with a weighted average interest rate of 4.9% and weighted average maturity of 5.8 years. The Company’s indebtedness consisted of an aggregate principal amount of $450.0 million of senior unsecured notes and $20.0 million borrowings outstanding under the credit agreement. Total cash and cash equivalents were $23.7 million as of December 31, 2019.

2020 Guidance

The Company has established its 2020 AFFO guidance at a range of $1.75 to $1.80 per diluted share. The Company’s guidance includes all transaction activity as of the date of this release but does not assume any potential future acquisitions or capital markets activities for the remainder of 2020. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s periodic reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp. will host a conference call and webcast on Thursday, February 27, 2020, at 8:30 a.m. EST. To participate in the call, please dial (877) 423-9813, or (201) 689-8573 for international participants, ten minutes before the scheduled start. Participants may also access the call via live webcast by visiting the investors section of the Company's website at ir.gettyrealty.com.

A replay will be available on Thursday, February 27, 2020, beginning at 11:30 a.m. EST through 11:59 p.m. EST, Thursday, March 5, 2020. To access the replay, please dial (844) 512-2921, or (412) 317-6671 for international participants, and reference pass code 13698358.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly traded real estate investment trust in the United States specializing in the ownership, leasing and financing of convenience store and gasoline station properties. As of December 31, 2019, the Company owned 877 properties and leased 68 properties from third-party landlords in 33 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO and AFFO are generally considered by analysts and investors to be appropriate supplemental non-GAAP measures of the performance of REITs. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO is defined by the National Association of Real Estate Investment Trusts as GAAP net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less (i) Revenue Recognition Adjustments (net of allowances), (ii) non-cash changes in environmental estimates, (iii) non-cash environmental accretion expense, (iv) environmental litigation accruals, (v) insurance reimbursements, (vi) legal settlements and judgments, (vii) acquisition costs expensed and (viii) other unusual items that are not reflective of the Company’s core operating performance. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

The Company believes that FFO and AFFO are helpful to analysts and investors in measuring our performance because both FFO and AFFO exclude various items included in GAAP net earnings that do not relate to, or are not indicative of, our core operating performance. FFO excludes various items such as depreciation and amortization of real estate assets, gains or losses on dispositions of real estate and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method, which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO include non-cash changes in environmental estimates and environmental accretion expense, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO also include environmental litigation accruals, insurance reimbursements, and legal settlements and judgments, which items are not indicative of the Company’s core operating performance. GAAP net earnings and FFO from time to time may also include acquisition costs expensed and other unusual items that are not reflective of the Company’s core operating performance. Acquisition costs are expensed, generally in the period when properties are acquired and are not reflective of our core operating performance.

The Company pays particular attention to AFFO, as the Company believes it best represents its core operating performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its core operating performance. By providing AFFO, the Company believes that it is presenting useful information that assists analysts and investors to better assess its core operating performance. Further, the Company believes that AFFO is useful in comparing the sustainability of its core operating performance with the sustainability of the core operating performance of other real estate companies. For a tabular reconciliation of FFO and AFFO to GAAP net earnings, see the table captioned “Reconciliation of Net Earnings to Funds From Operations and Adjusted Funds From Operations” herein included

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE REGARDING THE COMPANY’S 2020 AFFO PER SHARE GUIDANCE, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES, STATEMENTS REGARDING THE ABILITY TO OBTAIN APPROPRIATE PERMITS AND APPROVALS, AND STATEMENTS REGARDING AFFO AS A MEASURE BEST REPRESENTING CORE OPERATING PERFORMANCE AND ITS UTILITY IN COMPARING THE SUSTAINABILITY OF OUR CORE OPERATING PERFORMANCE WITH THE SUSTAINABILITY OF THE CORE OPERATING PERFORMANCE OF OTHER REITS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31,
	2019	2018
ASSETS:
Real Estate:
Land	$669,351	$631,185
Buildings and improvements	442,220	409,753
Construction in progress	2,080	2,168
	1,113,651	1,043,106
Less accumulated depreciation and amortization	(165,892)	(150,691)
Real estate, net	947,759	892,415
Investment in direct financing leases, net	82,366	85,892
Notes and mortgages receivable	30,855	33,519
Cash and cash equivalents	21,781	46,892
Restricted cash	1,883	1,850
Deferred rent receivable	41,252	37,722
Accounts receivable, net of allowance of $0 and $2,094, respectively	3,063	3,008
Right-of-use assets - operating	21,191	—
Right-of-use assets - finance	987	—
Prepaid expenses and other assets	60,640	60,650
Total assets	$1,211,777	$1,161,948
LIABILITIES AND STOCKHOLDERS’ EQUITY:
Borrowings under credit agreement	$20,000	$120,000
Senior unsecured notes, net	449,065	324,409
Environmental remediation obligations	50,723	59,821
Dividends payable	15,557	14,495
Lease liability - operating	21,844	—
Lease liability - finance	4,191	—
Accounts payable and accrued liabilities	60,958	62,059
Total liabilities	622,338	580,784
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 authorized; unissued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 41,367,846 and 40,854,491 shares issued and outstanding, respectively	414	409
Additional paid-in capital	656,127	638,178
Dividends paid in excess of earnings	(67,102)	(57,423)
Total stockholders’ equity	589,439	581,164
Total liabilities and stockholders’ equity	$1,211,777	$1,161,948

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Revenues:
Revenues from rental properties	$35,197	$34,282	$137,736	$133,019
Interest on notes and mortgages receivable	693	772	2,919	3,087
Total revenues	35,890	35,054	140,655	136,106
Operating expenses:
Property costs	6,588	6,688	24,978	23,645
Impairments	1,611	1,361	4,012	6,170
Environmental	(2,014)	589	5,428	4,151
General and administrative	3,767	3,663	15,183	14,661
Allowance for doubtful accounts	120	107	194	470
Depreciation and amortization	6,590	6,067	25,161	23,636
Total operating expenses	16,662	18,475	74,956	72,733

Gains on dispositions of real estate	687	311	1,063	3,948

Operating income	19,915	16,890	66,762	67,321

Other income, net	246	2,220	7,593	2,730
Interest expense	(6,453)	(5,920)	(24,632)	(22,345)
Net earnings	$13,708	$13,190	$49,723	$47,706
Basic earnings per common share:
Net earnings	$0.33	$0.32	$1.19	$1.17
Diluted earnings per common share:
Net earnings	$0.33	$0.32	$1.19	$1.17
Weighted average common shares outstanding:
Basic	41,246	40,631	41,072	40,171
Diluted	41,302	40,663	41,110	40,191

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net earnings	$13,708	$13,190	$49,723	$47,706
Depreciation and amortization of real estate assets	6,590	6,067	25,161	23,636
Gains on dispositions of real estate	(687)	(311)	(1,063)	(3,948)
Impairments	1,611	1,361	4,012	6,170
Funds from operations	21,222	20,307	77,833	73,564
Revenue recognition adjustments	(161)	(355)	(960)	(2,223)
Changes in environmental estimates	(4,531)	(639)	(5,386)	(1,319)
Accretion expense	499	572	2,006	2,409
Environmental litigation accruals	1,220	(71)	5,896	(45)
Insurance reimbursements	(106)	(2,257)	(4,866)	(2,570)
Legal settlements and judgments	(139)	—	(2,707)	(147)
Adjusted funds from operations	$18,004	$17,557	$71,816	$69,669
Basic per share amounts:
Earnings per share	$0.33	$0.32	$1.19	$1.17
Funds from operations per share	0.51	0.49	1.86	1.81
Adjusted funds from operations per share	$0.43	$0.43	$1.72	$1.71
Diluted per share amounts:
Earnings per share	$0.33	$0.32	$1.19	$1.17
Funds from operations per share	0.51	0.49	1.86	1.80
Adjusted funds from operations per share	$0.43	$0.43	$1.72	$1.71
Weighted average common shares outstanding:
Basic	$41,246	$40,631	$41,072	$40,171
Diluted	$41,302	$40,663	$41,110	$40,191

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com